UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 21, 2011(November 15, 2011)

CHINA EXECUTIVE EDUCATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54086	75-3268300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Hangzhou MYL Business Administration Consulting Co. Ltd.
Room 307, Hualong Business Building
110 Moganshan Road, Hangzhou 310005
People’s Republic of China

(Address of principal executive offices)

(+86) 0571-8880-8109
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 9, 2011, China Executive Education Corp. (the “Company”) engaged Albert Wong & Co. (“Albert Wong”) as its new independent registered public accounting firm, and dismissed Friedman LLP from that role.  The change was disclosed in the Current Report on Form 8-K filed on October 11, 2011.

On November 15, 2011, the Company was advised by Albert Wong that the  financial statements as of the years ended December 31, 2009 and 2010 in the Form 10-K filed on April 15, 2011 have the following accounting issues:

1)	Our net revenues for the years ended December 31, 2009 and 2010 were overstated due to improper recording of revenue and deferred revenue;
2)	Improper accounting treatment regarding consolidating variable interests entity (the “VIE”);
3)	Improper disclosure of VIE;
4)	Improper accounting treatment of deferred tax assets;
5)	Under and over accrual for certain liabilities as well as expenses; and
6)	Certain accounts were improperly classified.

The net effect of the above factors on the net income attributable to the Company’s shareholders for the years ended December 31, 2009 and 2010 were decreases of approximately $2.97 million and $7.49 million, respectively.

The Company’s authorized officers discussed the matters disclosed above with Albert Wong. The Company has engaged Albert Wong to re-audit our financial statements for the fiscal years ended December 31, 2009 and 2010. The previous Form 10-K filed on April 15, 2011 should no longer be relied on. The restated 2009 and 2010 financial statements will be filed in a Form 10-K Amendment by the end of November, 2011.

We furnished Albert Wong with a copy of this disclosure on November 18, 2011, providing Albert Wong with the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree. A letter from Albert Wong, dated November 21, 2011, is filed as Exhibit 16 to this report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

 (d)           Exhibits

Exhibit No.	Description
16	Letter from Albert Wong dated November 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Executive Education Corp.

Date: November 21, 2011

/s/ Kaien Liang
Kaien Liang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Albert Wong dated November 21, 2011.